EXHIBIT 10.1

                          EXCLUSIVE LICENSEE AGREEMENT

         This Exclusive Licensee Agreement is entered into this ____ day of December, 2005, by and between PORTAGY CORP., a Delaware corporation ("Company"), and BAVLI GROUP INTERNATIONAL, INC., a Delaware corporation ("Bavli").

                                   WITNESSETH:

         WHEREAS, Company is in the business of selling portable energy products;

         WHEREAS, Bavli represents that it and/or its principals have substantial experience in the sale of consumer products internationally and throughout designated channels in the United States and have established certain relationships which will enable it to sell the Company's portable energy products; and

         WHEREAS, Company desires to engage Bavli to sell its portable energy products and Bavli desires to sell such products on behalf of Company to third parties in certain geographic regions and in certain designated domestic channels; and

         WHEREAS, the parties desire to set forth their understanding in writing regarding the sale of the portable energy products and certain other agreements related thereto, all in accordance with the provisions set forth below.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein, Company and Bavli hereby agree as follows:

         1.       SERVICES.

                  A. Exclusive Sales Rights. Subject to the terms and conditions of this Agreement, Company grants to Bavli, and Bavli hereby accepts, the exclusive right to sell those certain products set forth on Exhibit "A" hereto (the "Products") in the territory set forth on Exhibit "B" hereto (the "Territory"). No right, title or interest is granted, whether express or implied, by Company to Bavli relating to the right to sell any of the other products of Company or, except as set forth in Sections 1.D and 1.E, to sell the Products anywhere other than in the Territory.

                  B. Exclusivity Requirements. Bavli must meet the following minimum sales requirements during the Term of this Agreement in order to maintain the exclusive rights to sell the Products in the Territory:

                  i. For Start Me Up Products, the minimum sales requirements are as follows:

                           a. Bavli must procure sales of at least 62,500 Units
(as hereinafter defined) during the first twelve month period commencing with the initial delivery by Company to Bavli of the first Start Me Up Product (the "Start Me Up Product Launch");

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                           b. Bavli must procure sales of at least 71,875 Units
during the second twelve month period commencing with the Start Me Up Product Launch;

                           c. Bavli must procure sales of at least 81,250 Units
during the third twelve month period commencing with the Start Me Up Product Launch;

                           d. Bavli must procure sales of at least 90,625 Units
during the fourth twelve month period commencing with the Start Me Up Product Launch;

                           e. Bavli must procure sales of at least 100,000 Units
during the fifth twelve month period commencing with the Start Me Up Product Launch; and

                           f. Bavli must procure sales of at least 109,375 Units
during the sixth twelve month period commencing with the Start Me Up Product Launch.

Each twelve month period described above is calculated independently, and there shall be no cumulative factor in the calculations from one twelve month period to the next during the Term of this Agreement. For purposes of this Section 1.B.i., "Units" shall mean the actual number of Start Me Up Products sold by Bavli in the Territory, less returns.

                  ii. For PowerPak Products, the minimum sales requirements are as follows:

                           a. Bavli must procure Net Sales Revenue (as
hereinafter defined) of at least $1,200,000 during the first twelve month period commencing with the initial delivery by Company to Bavli of the first PowerPak(TM) Product (the "PowerPak Product Launch");

                           b. Bavli must procure Net Sales Revenue of at least
$1,380,000 during the second twelve month period commencing with the PowerPak Product Launch;

                           c. Bavli must procure Net Sales Revenue of at least
$1,560,000 during the third twelve month period commencing with the PowerPak Product Launch;

                           d. Bavli must procure Net Sales Revenue of at least
$1,740,000 during the fourth twelve month period commencing with the PowerPak Product Launch;

                           e. Bavli must procure Net Sales Revenue of at least
$1,920,000 during the fifth twelve month period commencing with the PowerPak Product Launch; and

                           f. Bavli must procure Net Sales Revenue of at least
$2,100,000 during the sixth twelve month period commencing with the PowerPak Product Launch.

Each twelve month period described above is calculated independently, and there is no cumulative factor in the calculations from one twelve month period to the


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next during the Term of this Agreement. For purposes of this Section 1.B.ii.,
"Net Sales Revenue" shall mean gross revenue generated from the sales in the Territory of the PowerPak Products by Bavli, less any discounts, returns and rebates and/or price adjustments.

                  C. Failure to Attain Sales Targets. In the event that Bavli fails to attain any of the minimum sales requirements set forth herein, Company may, in its sole and absolute discretion, at any time (i) revoke the exclusive sales rights originally granted to Bavli with respect to the Product for which the minimum sales requirements was not met upon written notice to Bavli, or (ii) Company may terminate this Agreement upon thirty (30) days written notice to Bavli.

                  D. Permitted Sales Rights in the U.S. During the Term, Company hereby grants Bavli the nonexclusive right to market and sell the Products to U.S. Permitted Customers in the United States only through its account, Remco Hardware, subject to the terms hereof. "U.S. Permitted Customers" include Home Depot, Cotter/Tru Value, Ace Hardware, Orchard Supply Hardware, and any other hardware and home improvement stores approved by Company, in its sole discretion. Remco will issue purchase orders to the Company, solely for the Permitted Customers; provided, however, that Remco shall submit all purchase orders through Bavli. During the Term, Company and Bavli shall be subject to the payment terms set forth in Section 2 on all orders placed by U.S. Permitted Customers. In the event Remco solicits business with any customer other than the Permitted Customers, Company shall provide written notice to Bavli of the same. In such event, Bavli shall immediately cause such unauthorized solicitation to cease. If after two notices of unauthorized sales or solicitations from Company to Bavli the unauthorized solicitation occurs, Bavli may, in the sole discretion of Company, immediately lose its domestic sales rights pursuant to this Section.

                  E. Marketing Outside Territory. Bavli shall not actively market, advertise or pursue or solicit sales orders for the Products outside the Territory. However, if Bavli should obtain a lead ("Lead") for sales outside the Territory, which was not actively procured, Bavli may request, in writing, that the Company ship to that Lead outside of the Territory. Company, in its sole discretion, shall have the right to determine whether or not to accept and ship to a Lead. During the Term, in the event an order is fulfilled or Company later sells to the Lead, Company and Bavli shall be subject to the payment terms set forth in Section 2. Exhibit "D" sets forth Leads referred to Company by Bavli prior to the date of this Agreement that are approved as Leads and which shall be subject to this Agreement upon execution by the Parties.

                  F. First Right of Refusal. So long as Bavli is in compliance with the minimum sales requirements set forth in Section 1.B.,Company hereby grants Bavli a first right of refusal for the exclusive sales rights for each new product line sold by Company in the Territory ("First Right of Refusal"). Company shall provide Bavli with written notice of any such First Right of Refusal prior to any solicitation or sale or distribution of any new product in the Territory. If Bavli fails to provide written notice to Company of its intent to exercise its First Right of Refusal within forty-five (45) days of Bavli's receipt of Company's notice pursuant to the preceding sentence, Bavli shall lose its First Right of Refusal with respect to such new product line (whether sold or distributed in or outside the Territory). The additional exclusive sales rights granted to Bavli pursuant to the exercise of First Right


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of Refusal shall be subject to and conditioned upon (i) Bavli only selling through those sales agents which Bavli utilized for the sale of the Start Me Up Products and PowerPak Products hereunder and (ii) Bavli meeting benchmarks for minimum sales as established by Company from time to time.

         2.       COMPENSATION

                  A. Net Profit Split. During the Term, for services provided hereunder, Company shall pay Bavli an amount equal to fifty percent (50%) of the "Net Profits". "Net Profits" shall be calculated by subtracting from the gross revenue generated from the sale of a Product by Bavli in the Territory or to a Permitted Customer or approved Lead in accordance with Sections 1.D. or 1.E., respectively, less: (i) the Cost of the Product as determined pursuant to Exhibit "C", (ii) any discounts, returns and rebates and/or price adjustments, (iii) shipping and insurance costs for U.S. sales only, and (iv) account program costs including, but not limited to, advertising, marketing and promotional expenses incurred by Company (e.g. an allowance or monies allocated through to a designated account for any promotional purpose).

                  B. Payment. Company shall submit to Bavli any amount payable to Bavli pursuant to this Section 2 within fifteen (15) days from the end of each month (or the end of the Term if earlier) during which Company receives payment for the Products, together with the reports described in
Section 7.A. Notwithstanding the preceding, during the first sixty (60) days of the Product Launch, the Company shall pay Bavli its share of the Net Profits within seven (7) business days from the Company's receipt of payment for the Products.

                  C. License Fee Reimbursement. No later than January 5, 2006, Company shall reimburse Bavli in the amount of $10,000 for its payment made to Automotive Energy Systems, LLC, provided that Company has entered into an exclusive distributorship agreement with Automotive Energy Systems, LLC by that date.

         3.       ORDERS AND CREDIT TERMS

                  A. Orders. Purchase orders, in the form approved by Company, shall be submitted to Company for approval directly from Bavli. Company shall have the option, in its sole discretion, of accepting or rejecting any such orders. No considerationshall be payable to Bavli pursuant to section 2.A, except on orders approved by Company and actually shipped by Company and received, accepted and paid for by customer. Should any account of Bavli submit a purchase order directly to Company, Company shall promptly notify Bavli of receipt of such order(s), remit to Bavli a copy of such order, and notify the account that future purchase orders shall be submitted to Bavli, which will then forward it to Company.

                  B. Credit Terms. The Company reserves the exclusive right to grant credit and establish credit terms. International orders shall be only on a cash in advance or irrevocable letter of credit basis, with F.O.B. Hong Kong or the Company's factory's Asian shipping port.

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                  C.       Prices. The prices for which the Products shall be
sold shall be determined by Company, in its sole discretion. Notwithstanding the preceding, the prices for which the Products shall be sold shall not be more than the lowest price the Products are sold in territories outside of the United States. Company shall notify Bavli within seven (7) days of any price fluctuations.

         4.       TERM AND TERMINATION.

                  A. Term. The term of this Agreement shall be six (6) years commencing on the date this Agreement is executed, plus the time elapsed between such date and the date of the later of (i) the PowerPak Product Launch and (ii) the Start Me Up Product Launch, unless earlier terminated pursuant to the terms of this Agreement (the "Term").

                  B. Bankruptcy/ Insolvency. This Agreement may be terminated by either party upon notice if the other party liquidates or terminates its business, is adjudicated a bankrupt, makes an assignment for the benefit of creditors, has a custodian, receiver, trustee or similar official appointed to take possession, custody or control of the property of the other party, invokes the provisions of any law for the relief of debtors (including, without limitation, laws relating to reorganization, insolvency or moratorium) or files or has filed against it any similar proceeding.

         5. INDEPENDENT CONTRACTOR. Bavli will serve as an independent contractor and be responsible to pay all applicable Social Security, withholding, and other national and international taxes, licensing fees and other governmental charges if any. Bavli will bear all expenses incurred in its sales endeavors except for those, if any, for which the Company agrees in writing to pay. If Bavli has any agents or employees, it shall be responsible for all taxes and insurance or such agents or employees, including any workers' compensation and/ or employer's liability insurance as may be usual and customary and/or required under local law or practice.

         6.       CONFIDENTIALITY AND NONSOLICITATION

                  A.       Mutual Confidentiality Agreement.

                           (i) Each party acknowledges that, by reason of their
relationship with each other under this Agreement, they will or may have access to confidential and proprietary information of the other's, including, without limitation, each other's present and future products, business plans, client and customer lists or profiles, and other information relating to the sale of the Products, all of which are not otherwise readily available from public or published sources (collectively, the "Confidential Information"). Both parties agree that they will maintain in confidence all such Confidential Information and that they will not, for any reason, directly or indirectly, use for the benefit of themselves, or for any person, firm, corporation, limited liability company, partnership, joint venture or any other entity whatsoever, or disclose to any person, firm, corporation, limited liability company, partnership, joint venture or other entity whatsoever, any of the Confidential Information of the other party, without the prior written authorization of the other party. Each party shall limit the dissemination of Confidential Information to only those of either party's employees who have a need to know to perform their duties related


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to the obligations of their entity pursuant to this Agreement and, prior to showing the Confidential Information or discussing the same with them, each party shall require that they enter into an agreement for the benefit of each other which contains substantially the same terms as this Section 6A.

                           (ii) Upon termination of this Agreement, both parties
shall return all notices, memoranda, lists, reports and all other documents and materials, and all copies thereof, which contain or relate to the Confidential Information of the other party, including all copies and records thereof, to the other upon receipt of request therefore.

                  B. Nonsolicitation Agreement.Both parties acknowledge and agree that as a result of their relationship with each other they are, and continue to be privy to the Confidential Information of the other party, and that such Confidential Information is valuable and material to the businesses and competitive position of the other party, and that the covenants herein contained are a material consideration and inducement to both parties to enter into this Agreement. Accordingly, both parties agree that during the term of this Agreement and for a period of two (2) years thereafter, they will not, without the prior written consent of the other, directly or indirectly, for themselves or others, or as owners, consultants, joint venturers, independent contractors, advisors, agents or otherwise: directly or indirectly, or for or with any other person, firm, corporation, limited liability company, partnership, joint venture or other entity whatsoever, knowingly solicit or endeavor to entice away from the other any person employed by the other party, or with whom the other party has a business relationship, in order to accept an employment or establish an association withthem, or any other person, firm, corporation, limited liability company, partnership, joint venture or entity whatsoever, and approach any such person for any such purpose or authorize or knowingly cooperate with the taking of any such action by any other person, firm, corporation, limited liability company, partnership, joint venture or entity whatsoever.

                  C. Competing Products. Until termination of this Agreement and for a period of twelve (12) months following such termination, Bavli, directly or indirectly or, in association with or as a stockholder, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, shall not sell or distribute any other products similar to the Products anywhere in the world where the Company, its affiliates or its agents are engaged in the offer and sale of the Products, provided, however, the foregoing provisions shall not prohibit Bavli from owning up to 5% of the securities of any publicly-traded enterprise that markets any products that could be construed as competitive with Company's.

                  D. Remedies for Breach of Section 6. Both parties agree that upon breach of this Section 6, the other party to this Agreement shall be entitled to all profits realized by that party as a result of any violation and, in addition, as a matter of right, to injunctive relief in any court of competent jurisdiction, all of which remedies either party shall be entitled to pursue simultaneously and cumulatively.

                  E. Independence of Section 6. The agreements contained in this Section 6 are to be construed as being independent of any other


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agreements in this Agreement and the existence of any cause of action in favor of either party against the other, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by either party of the provisions of this Section 6.

                  F. Severability of Section 6. The activities, territories, time, customers, persons and institutions to which the restrictions herein above set forth are applicable, are separate and divisible covenants and agreements. If any restriction is held by any court of competent jurisdiction to be unenforceable as to any one activity, territory, time, customers, persons and/or institutions above listed or a variation thereof, such restriction shall nonetheless be operative as to all other activities, territories, time, customers, persons or institutions. In the event that any court of competent jurisdiction determines that a restriction as to any activity, territory, time, customers, persons and/or institutions above listed, or a variation thereof, is unenforceable, then such restriction as to a lessor activity, territory, time, customers, persons and/or institutions as determined to be enforceable by the court shall be enforced against Bavli or Company, as applicable.

                  G. Broad Interpretation of Section 6. The provisions of this Section 6 shall be construed and interpreted so as to afford the full measure of protection to be given by each party to the other. For purposes of this Section 6, the term Bavli shall include any of its affiliates and the term Company shall include any of its affiliates. An "affiliate" shall mean an entity directly or indirectly controlling, controlled by, or under common control with Bavli or Company, as applicable.

                  H. Survival of Section 6. This Section 6 shall survive the termination of this Agreement and shall continue to bind Bavli and Company, their affiliates, successors, heirs and permitted assigns.

         7.       REPORTS/INSPECTION

                  A. Reports. Within the time period specified in Section 2.B. for Company to make payment to Bavli, Company shall deliver to Bavli a true and accurate written report showing the actual Product sales in the Territory and the Product sales to U.S. Permitted Customers and Leads for such time period, together with the Net Profits generated thereform.

                  B. Inspection. Bavli has the right to audit the records of Company, solely limited to verifying the calculation of the net profit split to be paid pursuant to Section 2, including B.O.M. costs, once every twelve months, at Bavli's own cost upon 21 days prior written notice to Company. Provided, however, if the audit reflects a greater than 5% deviation from the B.O.M. costs represented by Company to Bavli, the audit charges will be paid by Company.

         8.       SALES, MARKETING AND PROMOTION

                  A. Sales Expenditures. Bavli shall pay for all costs and expenditures involved in selling the Products within the Territory to third parties.

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                  B.       Samples/Brochures. Company shall furnish Bavli with
demos and brochures and marketing materials for the Products, all of which Bavli agrees to return to Company, and to be liable for any failure to return any portion thereof, at the request of Company, including any video master that Company produces that pertains to the Products.

                  C. Website. Company's international website shall list Bavli as the sole distributor for the Territory, and all inquiries and leads for the Territory will be directed to Bavli.

         9.       TRADEMARKS OF COMPANY

                  A. Licenses. Subject to the terms and conditions of this Agreement, each party hereby grants to the other party a nonexclusive limited license in the Territory to use the other party's name, logo and trademark, in each instance solely for the purpose of promoting, distributing and selling the Products in the Territory, or otherwise as permitted pursuant to Sections 1.D and 1.E., in accordance with the terms and conditions of this Agreement. Bavli shall submit to Company for approval proofs of any materials containing the name, logo or other trademark of Company proposed to be used by Bavli or its agents or contractors prior to use.

                  B. Use of Trade Names and Logos. Each party recognizes that the name, logo and trademark of the other party represent a valuable asset of such entity and that substantial recognition and goodwill are associated with such intangibles. Each party hereby agrees that, without prior written authorization of the other party, it shall not use the name, logo or trademark of the other party for any purpose other than the promotion and sale of the Products in the Territory solely to the extent required to fulfill its obligations under this Agreement.

                  C. Injunctive Relief. Each Party acknowledges that a violation of this Section 9 would cause irreparable harm to the other party for which no adequate remedy at law exists, and each party therefore agrees that, in addition to any other remedies available, and notwithstanding any other provision in this Agreement, the aggrieved party shall be entitled to injunctive relief to enforce the terms of this Section 9. If either party prevails in any such action, it shall be entitled to recover all costs and expenses, including reasonable attorney's fees and other professional fees and expenses incurred because of any legal action arising in relation to this Section 9.

                  D. Notification of Infringement and Enforcement. Each party shall notify the other party of any infringement or misuse of its name, logo or trademarks of which such party becomes aware. Each party shall be solely responsible to prosecute any such infringement of its trademark(s).

         10.      INDEMINIFICATION/ LIMITATION OF DAMAGES.

                  A. Each party shall indemnify, defend, and hold harmless the other party from and against all loss, cost, liability and expense which may be imposed upon or reasonably incurred by the other party, including reasonable attorneys' fees and disbursements and reasonable settlement payments, in connection with any claim, action, suit or proceeding or threat thereof, made or


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instituted in which the other party may be involved or be made a party by reason of a breach of such party's representations or covenants.

                  B. Company shall indemnify, defend, and hold harmless Bavli from and against all loss, cost, liability and expense which may be imposed upon or reasonably incurred by Bavli, including reasonable attorneys' fees and disbursements and reasonable settlement payments, in connection with any claim, action, suit or proceeding or threat thereof, made or instituted by any third parties in which Bavli may be involved or be made a party by reason of which Bavli may suffer as a result of any loss to the persons or property of a third party arising directly or indirectly from use of a Product; provided, however, that Company shall have no such obligation to indemnify or hold Bavli harmless from any matters covered by Bavli's indemnity set forth in C. below.

                  C. Bavli shall indemnify, defend, and hold harmless Company from and against all loss, cost, liability and expense which may be imposed upon or reasonably incurred by Company, including reasonable attorneys' fees and disbursements and reasonable settlement payments, in connection with any claim, action, suit or proceeding or threat thereof, made or instituted by any third parties in which Company may be involved or be made a party by reason of which Company may suffer as a result of any loss to the person or property of a third person arising directly or indirectly from the wrongful or negligent action or inaction of Bavli, or any other third party acting on its behalf or under its direction with regard to the Products; provided, however, that Bavli shall have no such obligation to indemnify or hold Company harmless from any matters covered by Company's indemnity set forth in B above.

                  D. WITH REGARD TO CLAIMS BETWEEN THE PARTIES, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES ARISING OUT OF ANY OBLIGATION, BREACH ACT OR OMISSION IN CONNECTION WITH THE PERFORMANCE OF THE AGREEMENT, REGARDLESS OF WHETHER THE CLAIM IS FOR BREACH OF CONTRACT, BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE) STRICT LIABILITY, OR OTHERWISE.

                  E. Promptly after receipt by a person or entity indemnified under any express provision of this Agreement (the "Indemnified Party") of notice of the commencement of any action against the Indemnified Party, such Indemnified Party shall give notice to the person or persons or entity or entities obligated to indemnify the Indemnified Party pursuant to the express provisions of this Agreement (the "Indemnifying Party"). The Indemnifying Party shall be entitled to participate in the defense of the action and, to the extent that it may elect, in its discretion, by written notice to the Indemnified Party, to assume the control and defense and/or settlement of such action and the Indemnified Party shall execute such documents or otherwise to permit the Indemnifying Party to do so; provided, however, that (i) both the Indemnifying Party and the Indemnified Party must consent and agree to any settlement of any such action, except that if the Indemnifying Party has reached


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a bona fide settlement agreement with the plaintiff(s) in any such action and the Indemnified Party does not consent to such settlement agreement, then the dollar amount specified in the settlement agreement shall act as an absolute maximum limit on the indemnification obligation of the Indemnifying Party, and
(ii) if the defendants in any such action include both the Indemnifying Party and the Indemnified Party and if the Indemnified Party shall have reasonably concluded that there are legal defenses available to it which are in conflict with those available to the Indemnifying Party, then the Indemnified Party shall have the right to select separate counsel to assert such legal defenses and otherwise to participate in the defense of such action on its own behalf, and the fees and disbursements of such separate counsel shall be included in the amount which the Indemnified Party is entitled to recover under the terms and subject to the conditions of this Agreement.

         11.      REPRESENTATIONS AND WARRANTIES.

                  A. Each party hereby represents and warrants to the other party that such party (i) is duly organized, validly existing and in good standing under the laws of the state in which it is organized, (ii) has the power and authority and the legal right to own and operate its property and assets, and to carry on its business as it is now being conducted, and (iii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not materially adversely affect such party's ability to perform its obligations under this Agreement.

                  B. Each party hereby represents and warrants to the other party that such party (i) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder and (ii) has taken all necessary action on its part to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation enforceable against such party in accordance with its terms.

                  C. Each party hereby represents and warrants to the other party that the execution and delivery of the Agreement and the performance of such party's obligations hereunder and thereunder (i) do not conflict with or violate any requirement of applicable laws or regulations or any material contractual obligation of such party and (ii) do not materially conflict with, or constitute a material default or require any consent thereunder, any material contractual obligation of such party.

                  D. Each party agrees to prepare and file whatever filings, requests, or applications are required to be filed with any governmental authority in connection with this Agreement and to cooperate with one another as reasonably necessary to accomplish the foregoing.

                  E. Each party covenants that it will comply with all applicable federal, state, local and international laws and regulations related to its development, manufacture, marketing, selling, and importing of the Products, as applicable.

         12.      STOCK, WARRANTS AND BONUSES

                  A. As additional consideration for the services provided hereunder, within 7 days of the execution of this Agreement by Bavli and Company, Company shall issue or grant, as applicable, the following:

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                           i. 160,000 shares of common stock of Company to Bavli
or its designee, subject to a one year restriction on its sale or transfer (and applicable securities restrictions);

                           ii. 40,000 shares of common stock of Company to Bavli
or its designee, subject to a restriction limiting its sale or transfer to 10,000 shares per month in each of the first four months following the date the initial registration statement filed by Company becomes effective covering any common stock of Company (and applicable securities restrictions);

                           iii. 200,000 warrants to purchase common stock of
Company at $0.75 per share to Bavli or its assignee; and

                           iv. 200,000 warrants to purchase common stock of
Company at $0.75 per share to Steve Oscherowitz;

                  B.       Within 15 days of:

                           i. The satisfaction by Bavli of the minimum sales
requirements set forth in Section 1.B.ii., Company shall issue 200,000 shares of common stock of Company to Bavli or its designee, subject to restrictions limiting its sale or transfer upon the earlier of (x) one year from the date of issuance or (y) the date a registration statement is filed by Company and effective covering any common stock of Company (and applicable securities restrictions).

                           ii. The sale by Company of at least 500,000 units of
START ME UP products during the first twelve month period in accordance with the agreement between Company and START ME UP, Company shall issue 200,000 shares of common stock of Company to Bavli or its assignee, subject to restrictions limiting its sale or transfer upon the earlier of (x) one year from the date of issuance or (y) the date a registration statement is filed by Company and effective covering any common stock of Company (and applicable securities restrictions).

In the event of a merger, reorganization or other capital event of Company, the shares to be issued hereunder shall be adjusted or converted in the same manner as the shares of other stockholders of the Company are adjusted or converted.

         13.      ADDITIONAL TERMS.

                  A. No trans-shipping is allowed by any Bavli customer, including customers of Bavli's agents and contractors, that is licensed or utilized by Bavli for business outside of the Territory. In the event that such trans-shipping outside of the Territory occurs, Company shall notify Bavli, which shall then immediately cause such action to cease. Should such-Bavli customer trans-ship outside of the Territory a second time after Company provides Bavli notice of such action, Bavli shall immediately terminate its dealings with that customer and Company shall have the right to reject or refuse to fulfill purchase orders issued by such customer.

                  B. Company will replace or issue credit for any "initially defective" (out of the box) product to Bavli's accounts or licensees.

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                  C.       Bavli will be added as an "additional insured" on
any of Company's product liability policies.

                  D. Bavli and Company hereby waive any and all claims that such party may have against the other party arising from or caused by such other party's actions or omissions prior to the date hereof.

         14.      MISCELLANEOUS.

                  A. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next business day delivery, as follows:

         If to Company, the notice should be sent to the attention of:

                                    Portagy Corp.
                                    9812 Falls Road
                                    Suite 114-198
                                    Potomac, MD 20854
                                    Attention: Mark Levin

         with a copy to:            Todd Ruhalter
                                    c/o Portagy Corp.
                                    21800 Burbank Blvd.
                                    Suite 150
                                    Woodland Hills, CA 91367

         with a copy to:            Harris Cramer LLP
                                    1555 Palm Beach Lakes Blvd.
                                    Suite 310
                                    West Palm Beach, FL 33401
                                    Attn: Daryl B. Cramer, Esq.
                                    Facsimile: 561-659-0701

         If to Bavli, the notice should be sent to the attention of:

                                    Charles Wiesel
                                    Bavli Group International, Inc.
                                    9412 Oakmore Road
                                    Los Angeles, CA 90035
or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted from the date of transmission.

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                  B. This Agreement (which term includes all Attachments hereto) constitutes the entire agreement between the parties hereto pertaining in any manner to the subject matter hereto, and supersedes any prior oral or written agreement or understanding between the parties with respect to such subject matter.

                  C. Neither this Agreement, nor any right, interest or obligation hereunder of each party, shall be assigned or assignable by either party without the written consent of the other. Notwithstanding the preceding, this Agreement may be assigned by Company to an affiliated entity or transferred by merger upon notice to Company.

                  D. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  E. In the event of litigation regarding the subject matter of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs (at the trial and all appellate levels).

                  F. In the case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

                  G. Except as otherwise provided to the contrary herein, this Agreement shall be binding upon, and inure to the benefit of, each party and their respective heirs, executors, administrators, successors and permitted assigns.

                  H. Amendments to this Agreement shall be in writing and signed by each party hereto.

                  I. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement binding on all the parties hereto, notwithstanding that all the parties are not signatory to the original counterpart. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

                  J. Wherever the context shall so require, all words herein in a particular gender shall be deemed to include other genders where applicable. In addition, singular words shall include the plural and plural words shall include the singular where applicable.

                  K. Titles of Sections, paragraphs and subparagraphs are for convenience only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to Sections, paragraphs or subparagraphs thereof shall refer to the corresponding Sections, paragraphs or subparagraphs of this Agreement unless specific reference is made to such Section, paragraph or subparagraph of another document or instrument.

                  L. All representations, warranties and provisions hereof without limitation shall survive the termination of this Agreement, the liquation or dissolution of each party, if any, and shall thereby continue in full force and effect at all times thereafter.

                  M. The waiver or inaction by either party hereto of a breach of any condition of this Agreement by the other party shall not be construed as a waiver of any subsequent breach by such party, nor shall it constitute a waiver of any subsequent breach by such party, nor shall it constitute a waiver of that party's rights, actual or inherent. The failure of any party hereto in any instance to insist upon a strict performance of the terms of this Agreement or to exercise any option herein shall not be construed as a waiver or relinquishment in the future of such term or option, but that the same shall continue in full force and effect.

                  N. The fact that the first (or later) draft of this Agreement was prepared by counsel for either party shall create no presumptions and specifically shall not cause any ambiguities to be construed against the drafting party.

                  O. Each of the parties submits to the jurisdiction of any state or federal court sitting in Los Angeles, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

                  P. No party shall be responsible or liable for any loss, damage, detention or delay caused by fire, strike, civil or military authority, insurrection or riot, railroad embargoes, lock-out, tempest, accident, breakdown of machinery, delay in delivery by other parties or by any other cause which is unavoidable or beyond its reasonable control, or in any event for the consequential damages.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the ___ day of December, 2005.

                                     COMPANY

                                     PORTAGY CORP.


                                     By:________________________________
                                     By: _______________________________

                                     Name: _____________________________

                                     Title: ____________________________


                                     BAVLI

                                     BAVLI GROUP INTERNATIONAL, INC.

                                     By: _______________________________

                                     Name: _____________________________

                                     Title: ____________________________

                                   EXHIBIT "A"

                                    PRODUCTS

The Products shall include all current and future (i) Start Me Up products produced by Automotive Energy Systems, LLC and (ii) PowerPak(TM) products produced by Zibo Enterprises.

                                   EXHIBIT "B"

                                    TERRITORY

The Territory shall be Germany (as per industry standard, including Austria and Switzerland), South Africa, New Zealand, Australia, and the Middle East, including Israel, Jordan, Cyprus, Lebanon, Kuwait, Saudi Arabia, Iraq, Iran, the United Arab Emirates, Syria and Qatar.

                                   EXHIBIT "C"

                                      COST

The Cost of the Products are as follows:

         1.       For Start Me Up products:

                  The Cost shall be the invoiced cost of the Product from Automotive Energy Systems, LLC.

         2.       For PowerPak(TM) products:

                  The Cost shall be the invoiced cost of the Product from Zibo Enterprises.

                                   EXHIBIT "D"

                                      LEADS

The following are considered Leads provided to Company by Bavli prior to the date hereof:

         1. Fulcrum, in Toronto, Canada, and pertaining to retailers in Canada, most prominently with, but not necessarily limited to convenience stores and gas stations.

         2. Shada, in Austria pertaining to Russia and eastern Europe.

         3. Intcomex, in Florida, pertaining to Latin American countries.

         4. Global Marketing, in New Jersey, pertaining to Latin American countries.

         5. Solly Sakal, in Israel, pertaining to his airline travel sales company based in Singapore for business with selected airlines BGI plans to solicit with Mr. Sakal's company.

         6. Patrick Haddad, in Los Angeles, whose company services the global retail travel trade through various chains such as Duty Free Shops internationally.

         7. Igor Krivitski, in Russia and pertaining to Russia.

         8. Ata, pertaining to Turkey.